UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2017

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TILLY’S, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-35535	45-2164791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
10 Whatney
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)
(949) 609-5599
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 26, 2017, World of Jeans & Tops, a California corporation and a wholly owned subsidiary of Tilly’s, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 3 (the “Amendment”) to the Amended and Restated Credit Agreement (as amended, the “Agreement”), dated as of May 3, 2012, with Wells Fargo Bank, National Association. Among other things, the Amendment extends the maturity date of the Agreement from May 31, 2017 to January 26, 2020, reduces the borrowing rate thereunder that is tied to the London Interbank Offered Rate (“LIBOR”) from LIBOR plus 1.0% to LIBOR plus 0.75%, and allows for the declaration and payment of dividends or distributions to stockholders within specified limits. The Amendment also modifies certain financial covenants related to total net profits and maximum balance sheet leverage, and requires a minimum eligible inventory of $50 million as of the end of each quarter in order to borrow under the line of credit pursuant to the Agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

The information set forth under “Item 8.01 Other Events” of this report with respect to the description of the reported comparable store net sales results for the fourth quarter ended January 28, 2017 and update to the Company’s financial outlook for that same period is incorporated into this Item 2.02 by reference.

Item 8.01	Other Events.

On January 31, 2017, the Company issued a press release announcing a one-time special cash dividend of $0.70 per share to be paid on February 24, 2017, to all holders of record of issued and outstanding shares Class A common stock and Class B Common stock as of the close of business on February 15, 2017. In this same press release, the Company also reported its comparable store net sales results for the fourth quarter ended January 28, 2017, and provided an update to its financial outlook for the same period.

The full text of the press release is furnished as Exhibit 99.1 to this report. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Title or Description
10.1	Amendment No. 3 to Amended and Restated Credit Agreement and Note, dated as of January 26, 2017, by and between World of Jeans & Tops, a California corporation, and Wells Fargo, National Association.
99.1	Press Release of Tilly’s, Inc. dated January 31, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILLY’S, INC.

Date: January 31, 2017	By:	/s/ Michael L. Henry
	Name:	Michael L. Henry
	Title:	Chief Financial Officer, Corporate Secretary